                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: October 22, 2001

                          VALLEY FINANCIAL CORPORATION

      VIRGINIA                      33-77568               54-1702380

(State of Incorporation)         (Commission            (I.R.S. Employer
                                 File Number)        Identification Number)



                             36 Church Avenue, S.W.
                             Roanoke, Virginia 24011

                    (Address of principal executive offices)

                                 (540) 342-2265

                (Issuer's telephone number, including area code)

Item 5. Other Events.

     Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank, announced on October 18, 2001 its financial results for the period ended September 30, 2001. The financial results are detailed in the Company's Press Release dated October 18, 2001 filed as Exhibit A to this Form 8-K and incorporated by reference herein.

     The Company's common stock is traded over the counter under the symbol
VYFC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                VALLEY FINANCIAL CORPORATION



Date: October 22, 2001          /s/ A. Wayne Lewis
                                ------------------

                                A. Wayne Lewis, Executive Vice President

FOR RELEASE 5:00 p.m. October 18, 2001
--------------------------------------

VALLEY FINANCIAL CORPORATION                      EXHIBIT A
36 Church Avenue, S.W.
Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer
A. Wayne Lewis, Executive Vice President and Chief Operating Officer
(540) 342-2265


            VALLEY FINANCIAL CORPORATION QUARTERLY EARNINGS INCREASE

ROANOKE, VIRGINIA. October 18, 2001 -- Roanoke-based Valley Financial Corporation announced today its consolidated financial results. For the three months ended September 30, 2001 Valley Financial reported net income of $455,000 compared with $381,000 for the same three months of 2000, a 19% increase. Fully-diluted earnings per share were $.37 in 2001's third quarter versus $.36 in 2000. The Company's return on average total assets was 1.05% for the third quarter and its return on average shareholders' equity was 11.59%, compared with 1.00% and 13.77%, respectively, reported for the same period in 2000. The increase in earnings per share and return on equity for the quarter would have been significantly higher except for the Company's issuance in November 2000 of 200,000 additional shares of common stock in a public offering.

At September 30, 2001 Valley Financial's total assets were $173,709,000, total deposits were $135,183,000, total loans stood at $136,169,000 and total shareholders' equity was $16,052,000. Compared with September 30, 2000 the Company experienced increases of $20,518,000 or 13% in total assets, $16,262,000 or 14% in total deposits and $27,378,000 or 25% in total loans over the twelve-month period. With total capital at September 30, 2001 representing 12% of risk-adjusted total assets, the Company easily exceeds the regulatory minimums to be considered "well capitalized."

Press Release
Valley Financial Corporation
October 18, 2001
Page 2


Net income for the first nine months of 2001 was $1,142,000 compared with $1,065,000 for the same period in 2000, an increase of 7%. Fully-diluted earnings per share were $.92 year to date versus $1.00 for the same period in 2000. Return on average total assets was 0.91% in the nine months ended September 30, 2001 versus 0.98% in 2000, and return on average total equity was 10.00% in 2001 against 13.41% in 2000. As with the third quarter results, the comparison of earnings per share and return on equity for the nine-month periods in 2001 and 2000 was materially affected by the November 2000 public stock offering.

Ellis L. Gutshall, President and Chief Executive Officer of Valley Financial, stated that "We made significant progress during the third quarter in adjusting the balance sheet to deal with the unprecedented swings in interest rates between 2000 and 2001 that had reduced our net interest margin. The margin for the third quarter was 3.88% and exceeded 4% for the month of September, up from 3.66% for the second quarter of this year. Conversely, the cost of funds for the quarter was 4.42%, down from 4.75% in the second quarter and 4.82% in the third quarter of 2000".

Noting that the Federal Reserve had slashed interest rates by a full 4 percentage points in the last nine months after aggressively raising them in 2000, Gutshall said "Dealing with the wild gyrations in interest rates over the past year or so has been a real challenge for the banking industry generally, and community banks in particular. However, Valley Bank's exceptionally strong loan growth during this time has done much to alleviate the pressure felt by the margin squeeze and, along with other factors, resulted in the increase in earnings."

Press Release
Valley Financial Corporation
October 18, 2001
Page 3


Valley Financial Corporation is the holding company for Valley Bank, which opened in 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank operates from five full-service offices at 36 Church Avenue, 2203 Crystal Spring Avenue and 1518 Hershberger Road in Roanoke City, 4467 Starkey Road in Roanoke County and 8 East Main Street in the City of Salem. Construction is expected to begin soon on a sixth full-service office at 1003 Hardy Road in the Town of Vinton.

The Common Stock of Valley Financial Corporation is traded over the counter under the symbol VYFC, and is quoted on the OTC Bulletin Board, an electronic quotation and trade reporting service of the National Association of Securities Dealers.

                                     - END -

                          VALLEY FINANCIAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                              September 30   December 31    September 30
                                                                  2001          2000            2000
                                                              ------------   -----------    ------------
                                                                   (in thousands, except share data)
Assets
Cash and due from banks                                         $  5,304       $  3,988       $  4,263
Money market investments                                           1,785            113             74
Securities available-for-sale                                     25,323         36,873         35,204
Restricted equity securities                                       1,327          1,010          1,010

Loans                                                            136,169        114,488        108,791
  Less allowance for loan losses and unearned fees                (1,391)        (1,241)        (1,143)
                                                                --------       --------       --------
         Total net loans                                         134,778        113,247        107,648

Premises and equipment                                             3,697          3,075          3,019
Other assets                                                       1,495          1,858          1,973
                                                                --------       --------       --------
         Total assets                                           $173,709       $160,164       $153,191
                                                                ========       ========       ========

Liabilities and Shareholders' Equity
Non-interest bearing demand deposits                            $ 20,215       $ 17,254       $ 15,202
Interest bearing demand, savings & money market deposits          30,821         28,431         28,276
Time deposits greater than $100,000                               25,383         16,668         15,329
Other deposits                                                    58,764         67,521         60,114
                                                                --------       --------       --------
         Total deposits                                          135,183        129,874        118,921

Short term borrowings                                                  0          1,762          6,258
Securities sold under agreements to repurchase                     5,387          1,983          3,959
Subordinated Capital Note                                              0              0          2,300
Federal Home Loan Bank advances                                   15,000         10,000         10,000
Other liabilities                                                  2,087          1,890          1,303
                                                                --------       --------       --------
         Total liabilities                                       157,657        145,509        142,741
                                                                --------       --------       --------

Preferred stock, no par value.  Authorized 10,000,000
  shares; none issued and outstanding
Common stock, no par value. Authorized 10,000,000 shares;
  issued and outstanding 1,213,207 at September 30, 2001,
  1,213,207 at December 31, 2000, and 1,013,207
  at September 30, 2000                                           12,299         12,299          9,099
Accumulated retained earnings                                      3,543          2,401          1,999
Accumulated other comprehensive income (loss)                        210            (45)          (648)
                                                                --------       --------       --------
         Total shareholders' equity                               16,052         14,655         10,450
                                                                --------       --------       --------

         Total liabilities and shareholders' equity             $173,709       $160,164       $153,191
                                                                ========       ========       ========

Balance Sheet Ratios:
Nonperforming loans/total loans                                     1.08%          0.34%          0.51%
Loans past due > 90 days/total loans                                0.73%          0.05%          0.14%
Allowance for loan losses/loans, net                                1.02%          1.05%          1.03%
Book value per share, exclusive of accumulated other            $  13.06       $  12.12       $  10.95
  comprehensive loss


                          VALLEY FINANCIAL CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                           Three Months              Nine Months

                                                                          Ended
                                                                      September 30
                                                         ---------------------------------------
                                                          2001       2000       2001       2000
                                                         ------     ------     ------     ------
                                                          (in thousands, except per share data)
Interest Income                                          $3,293     $3,077     $9,695     $8,599
Interest Expense                                          1,726      1,700      5,320      4,510
                                                         ------     ------     ------     ------
    Net interest income                                   1,567      1,377      4,375      4,089

Provision for loan losses                                    74         40        194        203
                                                         ------     ------     ------     ------
Net interest income after provision for loan losses       1,493      1,337      4,181      3,886

Noninterest Income                                          176        116        444        294
Noninterest Expense                                       1,015        892      3,035      2,665
                                                         ------     ------     ------     ------

Net income before taxes                                  $  654     $  561     $1,590     $1,515
                                                         ------     ------     ------     ------

Provision for income taxes                               $  199     $  180     $  448     $  450
                                                         ------     ------     ------     ------

Net income                                               $  455     $  381     $1,142     $1,065
                                                         ======     ======     ======     ======

Diluted net income per share                             $ 0.37     $ 0.36     $ 0.92     $ 1.00
                                                         ======     ======     ======     ======

Performance Ratios:

Return on average total assets                             1.05%      1.00%      0.91%      0.98%
Return on average total shareholders' equity              11.59%     13.77%     10.00%     13.41%
Yield on average earning assets (TEY)                      8.03%      8.47%      8.18%      8.36%
Cost of funds                                              4.42%      4.82%      4.70%      4.50%
Net interest margin                                        3.88%      3.84%      3.75%      4.03%
Overhead efficiency ratio                                 56.80%     57.81%     61.18%     58.77%